UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

MANOR CARE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Manor Care, Inc.
Notice of Change of Location of
Special Meeting of Stockholders
October 17, 2007
To the Stockholders of Manor Care, Inc.:
     Manor Care, Inc. has changed the location of the special meeting of stockholders to be held on October 17, 2007 at 2:00 p.m., eastern time. The new location for the meeting is our headquarters located at 333 N. Summit Street, Toledo, Ohio. The date and time of the meeting are unchanged.
     You may still vote by completing and returning the proxy card you received with your proxy statement or by internet or by telephone, following the instructions on your proxy card.
     If you have any questions regarding this notice or the special meeting of stockholders, please contact our proxy solicitor, Georgeson Inc., 17 State Street, New York, NY 10004, Attention Manor Care Special Meeting, telephone: (888) 605-8302.
By Order of the Board of Directors,

Richard A. Parr II
Secretary
October 5, 2007
     Whether or not you plan to attend the special meeting of stockholders in person, please vote your shares using one of the three alternatives offered on your proxy card to ensure your representation and the presence of a quorum at the special meeting. If you attend the meeting, you may vote your shares in person, even though you have previously voted by proxy.

News Release
For Immediate Release
Contact:
Steven M. Cavanaugh, Chief Financial Officer
419/252-5601
scavanaugh@hcr-manorcare.com
Manor Care, Inc. Announces Change of Location for
Special Stockholder Meeting
     TOLEDO, Ohio, October 5, 2007 — Manor Care, Inc. (NYSE:HCR) announced today that it has changed the location of the special meeting of stockholders to be held on October 17, 2007 at 2:00 p.m., Eastern Time. The new location for the meeting is the company’s headquarters located at 333 N. Summit Street, Toledo, Ohio. The date and time of the meeting are unchanged.
     Manor Care, Inc., through its operating group HCR Manor Care, is a leading provider of short-term post-acute services and long-term care. The company’s nearly 60,000 employees provide high-quality care for patients and residents through a network of more than 500 skilled nursing and rehabilitation centers, assisted living facilities, outpatient rehabilitation clinics, and hospice and home care agencies. The company operates primarily under the respected Heartland, ManorCare Health Services and Arden Courts names. Shares are traded on the New York Stock Exchange under the ticker symbol HCR.
Additional Information about the Merger and Where to Find It
     In connection with the proposed merger of Manor Care, Inc. with MCHCR-CP Merger Sub Inc., an affiliate of The Carlyle Group, the company filed a proxy statement with the Securities and Exchange Commission (“SEC”) on September 14, 2007. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT FILED WITH THE SEC CAREFULLY AND IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Stockholders may obtain the proxy statement, the notice of change of location of the meeting, which is being mailed to stockholders on October 5, 2007, and all other relevant documents filed by the company with the SEC free of charge at the SEC’s website at www.sec.gov or from Manor Care, Inc., Corporate Communications, P.O. Box 10086, Toledo, Ohio 43699, (419) 252-5500.